AMENDMENT TO SHARE EXCHANGE AGREEMENT

This Amendment to Share Exchange Agreement (this “Amendment”) is made and entered into as of September 30, 2013, by and between 4Cable TV International, Inc. (formerly “Liberto, Inc.”), a Nevada corporation (“Pubco”) on one hand, and 4Cable TV Inc., a South Carolina corporation (the “Company”) and the undersigned shareholders of the Company (together with Pubco and the Company, the “Parties”), and amends the Share Exchange Agreement between such parties, dated April 4, 2013 (the “Agreement”).  Capitalized terms not otherwise defined herein shall have the respective meanings given to such terms in the Agreement.

RECITALS

WHEREAS, the Parties previously entered into the Agreement which provided, among other things, for the exchange of the Exchange Shares held by the Selling Shareholders;

WHEREAS, subsequent to the execution of the Agreement, George Schnellman was issued shares of the Company (the “Subsequent Issuance”);

WHEREAS, the parties desire to amend the Agreement to reflect the Subsequent Issuance and to add Mr. Schnellman as a Selling Shareholder; and

WHEREAS, pursuant to Section 6.03 of the Agreement, the Agreement may be amended with the written consent of the Parties.

AGREEMENT

NOW, THEREFORE, in consideration of premises and mutual covenants and agreements contained in this Amendment, intending to be legally bound, the Parties hereby covenant and agree as follows:

1.
Selling Shareholder.  The Parties agree that, upon his execution of a counterpart signature page to the Agreement, all references to the Selling Shareholders in the Agreement shall be deemed to include George Schnellman and Mr. Schnellman shall be entitled and subject to all rights, obligations, representations, warranties and covenants of the Selling Shareholders under the Agreement.

2.
Exhibit A.  The Parties agree that Exhibit A to the Agreement is hereby replaced in its entirety with the Exhibit A attached hereto and all references in the Agreement to Exhibit A shall be deemed to refer to that exhibit attached hereto.

3.
Schedule 2.01(c).  The Parties agree that Schedule 2.01(c) to the Agreement is hereby replaced in its entirety with the Schedule 2.01(c) attached hereto and all references in the Agreement to Schedule 2.01(c) shall be deemed to refer to that schedule attached hereto.

4.	Effect on Agreement. Except as set forth in this Amendment, the Agreement shall remain in full force and effect in accordance with its original terms and conditions.

5.
Counterparts and Facsimile Signatures.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  This Amendment may be executed by facsimile signatures which shall be treated as legal and binding signatures for all purposes.

6.
Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

(The remainder of this page is intentionally left blank - Signature page follows.)

IN WITNESS WHEREOF, intending to be legally bound, the Parties have each caused this Amendment to be executed by their respective duly authorized officers, effective as of the date first written above.

Pubco:

4Cable TV International, Inc.
(formerly “Liberto, Inc.”)

By:  /s/ Anthony Martin
Anthony Martin
Chief Executive Officer and Director

Company:

4Cable TV Inc.

By:   /s/ Steven K. Richey
 Steven K. Richey
 President

Selling Shareholders:

Steven K. Richey

By: /s/ Steven K. Richey

Susan Richey

By: /s/ Susan Richey

Andrew Staniak

 By: /s/ Andrew Staniak

Rickey Luke

 By: /s/ Rickey Luke